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                                                          EXHIBIT 10(a)(i)(e)(4)




                                  AMENDMENT TO
                             UNITED STATIONERS INC.
                         1981 STOCK INCENTIVE AWARD PLAN


                       Amendment Adopted October 11, 1994



1. The United Stationers Inc. 1981 Stock Incentive Award Plan (the "Plan") is amended as follows:

     a. Section 4 of the Plan is amended by deleting the number "1,620,000" in the first sentence and substituting therefor "1,782,000"

     b. Section 5(g) of the Plan is amended by adding at the end thereof, after the word "grant", the following: "including, without limitation, by delivery of a note of the individual exercising the option."

2. This Amendment shall be subject to approval by the stockholders of the Company.